Exhibit 99.2

CalciMedica Announces Private Placement Financing for Up to Approximately $49 Million to Advance Pulmonary Hypertension Program

Proceeds expected to support a focused pulmonary hypertension strategy, including a Phase 1b proof-of-concept study evaluating Auxora™ in PAH, with data anticipated mid-2027, and advancement of oral CRAC channel inhibitor CM5480 to IND clearance expected mid-2027

Anticipated cash runway into 2H 2027 with upfront proceeds

LA JOLLA, Calif., June 24, 2026 – CalciMedica Inc. (“CalciMedica” or the “Company”) (Nasdaq: CALC), a clinical-stage biopharmaceutical company developing novel calcium release-activated calcium (CRAC) channel inhibition therapies for serious inflammatory, immunologic, and cardiopulmonary diseases, today announced it has entered into a definitive securities purchase agreement with leading healthcare investors for a private placement for up to approximately $49 million in gross proceeds.

The financing includes participation from new and existing investors, including members of CalciMedica’s Board of Directors and management team. In the private placement, the Company will sell an aggregate of 18,673,429 units, with each unit comprised of (i) one share of its common stock or one pre-funded warrant to purchase shares of common stock at an exercise price of $0.0001 per share, (ii) a right to receive one Series A warrant to purchase shares of its common stock or pre-funded warrants to purchase shares of its common stock at an exercise price of $0.8033 per share, and (iii) a right to receive one Series B warrant to purchase shares of its common stock or pre-funded warrants to purchase shares of its common stock at an exercise price of $1.00 per share. The private placement is comprised of (i) upfront gross proceeds of approximately $15 million, representing a purchase price of $0.8033 for each unit or $0.8032 for each unit including a pre-funded warrant sold in lieu of common stock), (ii) Series A warrants with the potential for up to an additional $15 million in gross proceeds if exercised in full, and (iii) Series B warrants with the potential for up to approximately an additional $19 million in gross proceeds if exercised in full. Both Series A warrants and Series B warrants are issuable subject to stockholder approval in accordance with Nasdaq listing rules. The purchase price for each unit for the members of CalciMedica’s Board of Directors and management team will be priced at or above the Nasdaq Consolidated Closing Bid Price as of June 23, 2026.

CalciMedica intends to use the proceeds to advance a focused pulmonary hypertension (PH) strategy built on its CRAC channel inhibition platform. The Company plans to conduct a capital-efficient Phase 1b proof-of-concept study evaluating Auxora™, its intravenous CRAC channel inhibitor, in patients with pulmonary arterial hypertension (PAH), with data anticipated mid-2027. This study is intended to generate early human evidence for CRAC channel inhibition in PH and de-risk the development of CM5480, the Company’s proprietary oral CRAC channel inhibitor candidate for chronic treatment, for which IND clearance is anticipated in mid-2027. Proceeds are also expected to support continued IND-enabling activities for CM5480 and general corporate purposes.

“This financing reflects strong validation from leading biotech investors of our strategy to develop a differentiated, mechanistically novel therapy for patients with pulmonary hypertension, where PAH represents an established multi-billion-dollar market and significant unmet need remains across the broader pulmonary hypertension spectrum,” said Rachel Leheny, Ph.D., Chief Executive Officer of CalciMedica. “Right ventricular failure is the principal driver of morbidity and mortality across PH, yet approved therapies act primarily on the pulmonary vasculature. CRAC channel inhibition has shown activity in both the pulmonary vasculature and the heart in preclinical models, and we believe it has the potential to be the first therapy to provide direct right ventricular support and anti-remodeling activity. With this capital, we expect to generate human proof-of-concept data with Auxora while advancing our oral candidate, CM5480, into the clinic.”

PH includes a diverse group of diseases, but progressive right ventricular dysfunction is a shared consequence and a key determinant of survival across disease groups. Orai1, the pore-forming subunit of the CRAC channel, is upregulated in diseased pulmonary vasculature and cardiac tissue, where persistent CRAC channel signaling has been linked to proliferation, inflammation, vasoconstriction, fibrosis, and remodeling. In preclinical PH models, CM5480 and other CRAC channel inhibitors have been observed to reduce pulmonary vascular resistance, improve cardiac output, reduce right ventricular hypertrophy and fibrosis, and improve left ventricular function. In a rodent pulmonary artery banding model, which isolates cardiac effects from pulmonary vascular effects, CRAC channel inhibition with CM5480 also demonstrated evidence of direct protective activity in the right ventricle.

The planned Auxora Phase 1b study is designed to deliver an early, capital-efficient clinical signal on CRAC channel inhibition in PH. Auxora has been evaluated in more than 350 patients across completed and ongoing clinical trials. Following the Company’s pause of enrollment in the Phase 2 KOURAGE trial of Auxora in acute kidney injury (AKI), comprehensive internal and external safety reviews identified no evidence of drug-related toxicity. CalciMedica subsequently submitted a protocol amendment and interim safety data to the FDA, and the agency completed its review without comments or questions, allowing clinical development of Auxora to proceed. The Company believes Auxora’s established safety profile supports its continued development across the PH program and other indications.

“The preclinical animal model and genetic expression data supporting CRAC channel inhibition in pulmonary hypertension are compelling, particularly given the evidence of direct effects on cardiac function and right ventricular remodeling and failure,” said Sudarshan Hebbar, M.D., Chief Medical Officer of CalciMedica. “Auxora’s safety database allows us to move directly into a focused proof-of-concept design in PAH with hemodynamic and imaging endpoints. A positive signal would both establish Auxora’s potential in hospitalized PH settings and potentially de-risk our oral chronic-dosing program with CM5480.”

Guggenheim Securities, LLC is acting as sole placement agent in connection with the private placement financing.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and the securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (Securities Act), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Pursuant to the securities purchase agreement, the Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission (SEC) registering the resale of the shares of common stock issued in the private placement and the shares of common stock issuable upon the exercise of the pre-funded warrants, the Series A warrants (including upon exercise of any pre-funded warrants issued upon exercise of the Series A warrants), and the Series B warrants (including upon exercise of any pre-funded warrants issued upon exercise of the Series B warrants) issued in the private placement no later than the 30th day after the closing of the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

About CM5480 and Auxora

CM5480 is CalciMedica’s proprietary, selective, oral CRAC channel inhibitor candidate in preclinical development for chronic inflammatory diseases, with the potential to be a first-in-class, differentiated therapy targeting pulmonary vascular and right ventricular remodeling — key drivers of disease progression in PH. Auxora™ (zegocractin) is CalciMedica’s intravenous CRAC channel inhibitor, which has been evaluated in more than 350 patients across completed and ongoing clinical trials in acute pancreatitis, severe COVID-19 pneumonia, and acute kidney injury.

About CalciMedica

CalciMedica is a clinical-stage biopharmaceutical company developing novel calcium release-activated calcium (CRAC) channel inhibition therapies for inflammatory, immunologic, and cardiopulmonary diseases. The Company’s pipeline includes Auxora™ (zegocractin), its intravenous CRAC channel inhibitor, and CM5480, its proprietary, selective oral CRAC channel inhibitor candidate. Auxora has been evaluated in more than 350 patients across completed and ongoing clinical trials and is planned to be evaluated in a Phase 1b proof-of-concept study in patients with pulmonary arterial hypertension (PAH). CM5480 is being developed as a potential chronic oral therapy for chronic inflammatory diseases such as pulmonary hypertension (PH), with IND clearance expected in mid-2027. Together, the programs are intended to establish CRAC channel inhibition as a differentiated therapeutic approach targeting both pulmonary vascular remodeling and right ventricular dysfunction in PH. For more information, please visit www.calcimedica.com.

Forward-Looking Statements

This communication contains forward-looking statements which include, but are not limited to, CalciMedica’s statements regarding the timing, size, and completion of the proposed private placement; the expected gross proceeds from the private placement, including any additional gross proceeds that may be received by the Company upon exercise, if any, of the warrants that are issuable upon stockholder approval; the anticipated use of proceeds and expected cash runway; CalciMedica’s planned and ongoing preclinical and clinical activities and their expected timing, including the planned Auxora Phase 1b study in PAH and the anticipated timing of data therefrom; the planned IND submission for CM5480 and the expected timing for clearance thereof; the potential of CRAC channel inhibition and of CalciMedica’s product candidates to provide therapeutic benefit in PAH, PH, and other diseases; the expectation that the Phase 1b study of Auxora in PAH will be capital efficient and potentially generate early human evidence for CRAC channel inhibition in PH; the belief that CRAC channel inhibition has the potential to be the first therapy to provide direct right ventricular support and anti-remodeling activity; and the Company’s belief that Auxora’s safety profile supports its continued development across the PH program and other indications. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. CalciMedica’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: CalciMedica’s ability to satisfy the closing conditions of the private placement; the Company’s ability to obtain stockholder approval to issue the warrants; even if the warrants are issued the holders may never exercise such warrants and CalciMedica may not receive any additional proceeds therefrom; the impact of fluctuations in global financial markets on CalciMedica’s business and the actions it may take in response thereto; CalciMedica’s ability to execute its plans and strategies; the ability to obtain and maintain regulatory approval for Auxora and CM5480; results from clinical trials or preclinical studies may not be indicative of results that may be observed in the future; potential safety and other complications from Auxora and CM5480; the scope, progress and expansion of developing and commercializing Auxora and CM5480; the size and growth of the market therefor and the rate and degree of market acceptance thereof; economic, business, competitive, and/or regulatory factors affecting the business of CalciMedica generally; CalciMedica’s ability to protect its intellectual property position; the impact of government laws and regulations; and CalciMedica’s financial position and need for additional capital. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in CalciMedica’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 12, 2026, and elsewhere in CalciMedica’s subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. These documents can be accessed on CalciMedica’s web page at ir.calcimedica.com/financials-filings/sec-filings. The forward-looking statements contained herein are made as of the date hereof, and CalciMedica undertakes no obligation to update them after this date, except as required by law.

Contact Information

Kevin Murphy

calcimedica@argotpartners.com

(212) 600-1902

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